                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF

                                  COMPUSA INC.
                                       AT

                              $10.10 NET PER SHARE
                                       BY

                             TPC ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                          GRUPO SANBORNS, S.A. DE C.V.

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $.01 per share, of CompUSA Inc., a Delaware corporation (the "Company"), including the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of April 29, 1994, as amended as of January 23, 2000, between the Company and American Stock Transfer & Trust Company (formerly Bank One, Texas, N.A.), as Rights Agent (the "Shares"), are not immediately available or time will not permit all required documents to reach Citibank, N.A. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See
Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                                 Citibank, N.A.

          By Mail:                        By Hand:                      By Courier:
       Citibank, N.A.                  Citibank, N.A.                  Citibank, N.A.
        P.O. Box 685               Corporate Trust Window         915 Broadway, 5th Floor
    Old Chelsea Station          111 Wall Street, 5th Floor          New York, NY 10010
     New York, NY 10113              New York, NY 10043
                                 By Facsimile Transmission:
                              (For Eligible Institutions Only)
                                       (212) 505-2248
                               Confirm Facsimile Transmission
                             By Telephone Only: (800) 270-0808

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN
             AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to TPC Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Grupo Sanborns, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 1, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


Number of Shares:                               Name(s) of Record Holder(s):
------------------------------                  -----------------------------------------
                                                -----------------------------------------
Share Certificate Numbers (if available):       PLEASE TYPE OR PRINT
-----------------------------------------
-----------------------------------------       Address(es):
                                                ------------------------------------
If Shares will be delivered by book-entry
transfer:                                       Zip Code
                                                ----------------------------------------
Account                                         -----------------------------------------
Number:
----------------------------------------        Telephone Number:
                                                -----------------------------------------
Date:             , 2000                        AREA CODE
                                                Signature(s):
                                                -----------------------------------------
                                                -----------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in and pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange Inc. trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------
                                                                        ZIP CODE

Area Code and
Telephone Number:
--------------------------------------------------------------------------------

AUTHORIZED SIGNATURE
Name:
--------------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

Title:
--------------------------------------------------------------------------------
Dated:                                                                     2000
---------------------------------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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